UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2016

CLS HOLDINGS USA, INC.
(Exact name of registrant as specified in its charter)
Nevada	333-174705	45-1352286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1435 Yarmouth Street
Boulder, Colorado	80304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (888) 438-9132

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.
On March 18, 2016, CLS Holdings USA, Inc. (“we,” “us,” “our,” or “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Old Main Capital, LLC (“Old Main”), whereby Old Main agreed to purchase an aggregate of up to $555,555 in principal amount of original issue discount 10% convertible promissory notes (the “10% Notes”) from us in up to five tranches as set forth in the Purchase Agreement.  On March 18, 2016, we also executed an 8% convertible promissory note (the "8% Note") in favor of Old Main as a commitment fee for Old Main's agreement to provide us with an equity line financing. Finally, on March 18, 2016, we entered into a registration rights agreement (the "Registration Rights Agreement") with Old Main, whereby we agreed to register, among other things, the resale of the shares of our common stock underlying the 10% Notes and the 8% Note.
On April 18, 2016, we entered into an equity purchase agreement (the "Equity Purchase Agreement") with Old Main, pursuant to which Old Main agreed to provide an equity line of financing to us in the maximum amount of $4,000,000 over a period of 24 months (the Purchase Agreement, 10% Notes, 8% Note and Equity Purchase Agreement are collectively referred to as the "Agreements").
On October 6, 2016, we entered into an Amendment to Agreements and an Amendment to Equity Purchase Agreement, which agreements (together, the "Amendments") amended all of the Agreements in certain respects.  Pursuant to the Amendments, among other things, the interest rate on the 10% Notes has been increased to 15% effective August 1, 2016, the aggregate amount of 10% Notes to be issued under the Purchase Agreement has been reduced from $555,555 to $333,333 in principal amount, we shall not be obligated to register the resale of the shares of common stock underlying the 10% Notes and the 8% Note, the amortization schedules for the 10% Notes and the 8% Note have been deferred effective as of September 1, 2016, and Old Main shall be prohibited from delivering a notice of conversion under either the 10% Notes or the 8% Note at any time after its receipt from us of a "put notice" under the Equity Purchase Agreement until the first trading day immediately following the closing associated with the respective "put notice."  The balance of the amendments to the Agreements are as set forth in the Amendments, copies of which are attached as exhibits hereto.
Item 9.01          Financial Statements and Exhibits
 (d)          Exhibits.
Exhibit No.	Description of Exhibit

10.1	Amendment to Agreements dated October 6, 2016 by and between CLS Holdings USA, Inc. and Old Main Capital, LLC.

10.2	Amendment to Equity Purchase Agreement dated October 6, 2016 by and between CLS Holdings USA, Inc. and Old Main Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLS HOLDINGS USA, INC.

Date: October 7, 2016	By: /s/ Jeffrey I. Binder
Jeffrey I. Binder Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Agreements dated October 6, 2016 by and between CLS Holdings USA, Inc. and Old Main Capital, LLC.

10.2	Amendment to Equity Purchase Agreement dated October 6, 2016 by and between CLS Holdings USA, Inc. and Old Main Capital, LLC.